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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GFI GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GFI Group Inc.
100 Wall Street
New York, New York 10005

December 3, 2007

To Our Stockholders:

        A special meeting (the "Special Meeting") of the stockholders of GFI Group Inc. (the "Company") will be held at the Company's headquarters at 100 Wall Street, New York, NY 10005 on January 11, 2008 at 10:00 A.M. Eastern Standard Time. At the Special Meeting, stockholders of record as of November 19, 2007 will be asked to consider and vote on the enclosed proposal (the "Proposal") to amend the Company's Second Amended and Restated Certificate of Incorporation (the "Amendment") to increase the total number of authorized shares of Common Stock, par value $.01 per share (the "Common Stock"). The Company is making the Proposal in connection with a contemplated split of the Company's Common Stock.

        Your Board of Directors has approved this Amendment, subject to Stockholder approval, and the Company encourages you to vote "FOR" the Amendment. Therefore, the Board asks that you please return your proxy by internet or telephone or if you received your proxy materials by mail, you can sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope, in each case as promptly as possible. Instructions for voting via all three methods are set forth in the proxy materials.

        Please note that the only item on the agenda for the Special Meeting will be to vote on the Amendment and management is not aware of any other business to be conducted at the Special Meeting.

        On behalf of the Board of Directors and the Company's management, I would like to thank you for your continued support.

Sincerely,

Michael A. Gooch Chairman and Chief Executive Officer

GFI Group Inc.
100 Wall Street
New York, New York 10005

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 11, 2008

To the Stockholders of
GFI Group Inc.:

        A Special Meeting (the "Special Meeting") of the Stockholders of GFI Group Inc., a Delaware corporation (the "Company"), will be held on January 11, 2008, at 10:00 a.m. Eastern Standard Time, at the Company's headquarters at 100 Wall Street, New York, New York 10005. If you attend the Special Meeting in person, you will need to present proper photo identification at the door. If you beneficially hold the Company's common stock, par value $.01 per share (the "Common Stock"), you will also need to present an account statement showing your ownership of the Common Stock.

        At the Special Meeting you will be asked to consider and vote on:

  1.
  the amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the authorized Common Stock from 100,000,000 shares to 400,000,000 shares; and

  2.
  the transaction of such other business as may properly be brought before the Special Meeting and any adjournments or postponements thereof.

Holders of record of Common Stock at the close of business on November 19, 2007, will be entitled to notice of, and to vote on, all matters presented at the Special Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

Scott Pintoff, General Counsel and Corporate Secretary
December 3, 2007

Your vote is important. Whether you plan to attend the Special Meeting or not, please return your proxy via telephone or internet voting, or if you received your proxy materials by mail, please mark, sign and return the proxy card included with the proxy materials prior to the Special Meeting to ensure that your shares of Common Stock will be represented. Please refer to the Notice or other voting instructions included with these proxy materials in order to vote via the internet or by telephone. If you are the registered holder of your shares, you may vote in person if you attend the Special Meeting.

GFI Group Inc.
100 Wall Street
New York, New York 10005

PROXY STATEMENT

Special Meeting of Stockholders
January 11, 2008

        This Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and form of proxy are being furnished to the holders of common stock, par value $.01 per share, of GFI Group Inc. (the "Common Stock") in connection with the solicitation of proxies by the Company's Board of Directors for use at a special meeting of stockholders of the Company to be held at the Company's headquarters at 100 Wall Street, New York, New York 10005, on January 11, 2008, at 10:00 a.m. Eastern Standard Time, and at any adjournments or postponements thereof (the "Special Meeting"). Please note that in this Proxy Statement, the "Company" and "we", "our", "us" and similar words refer to GFI Group Inc.

        Pursuant to rules recently promulgated by the Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and any associated materials available to stockholders via the internet. On December 3, 2007, we mailed a notice (the "Notice") containing instructions on how to access this Proxy Statement online to holders of the Common Stock on November 19, 2007 (the "Record Date"). If you received the Notice by mail you will not receive a printed copy of this Proxy Statement in the mail. Instead, the Notice contains instructions on how you can access and review all the information contained in the Proxy Statement. The Notice also contains instructions on how you may submit your proxy via the internet or telephone. If you received a Notice by mail and would like to receive a printed copy of this Proxy Statement and any associated proxy materials, you should follow the instructions for requesting such materials that were included in the Notice.

        At the Special Meeting you will be asked to consider and vote on (i) an amendment to the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized Common Stock from 100,000,000 shares to 400,000,000 shares (the "Amendment") and (ii) the transaction of such other business as may properly be brought before the Special Meeting and any adjournments or postponements thereof.

        A proxy may be revoked by a stockholder prior to its exercise in any of the following three ways: (1) by written notice to the Secretary of the Company; (2) by submission of another proxy bearing a later date via the mail, internet or telephone; or (3) by voting in person at the Special Meeting (assuming you are a stockholder of record or a beneficial owner who has obtained a "legal proxy" from your nominee to vote your shares at the Special Meeting). Revocation by notice to the Secretary of the Company, or by submission of a later proxy, will not affect a vote on any matter that is taken by the Company prior to the receipt of the notice or later proxy. The mere presence at the Special Meeting of a stockholder who has appointed a proxy will not revoke the appointment. If not properly revoked, the proxy will be voted at the Special Meeting in accordance with the instructions indicated in the proxy by the stockholder. If no instructions are indicated, the proxy will be voted "FOR" the Amendment and, as to any other matter of business that may be properly brought before the Special Meeting, in accordance with the judgment of the person or persons voting on the matter.

        This solicitation is being made by the Company. All expenses incurred by the Company in connection with this solicitation will be borne by the Company. Directors, officers and other employees of the Company also may solicit proxies, without additional compensation, by telephone, in person or otherwise. The Company also requests that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such persons and the Company's transfer agent for reasonable out-of-pocket expenses incurred by them in forwarding such materials.

VOTING SECURITIES

        Holders of record of Common Stock on the Record Date are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote.

        On the Record Date, there were 29,405,652 shares of Common Stock issued and outstanding. The presence in person or by proxy at the Special Meeting of the holders of a majority of such shares shall constitute a quorum. Abstentions and "broker non-votes" (shares held by a broker, bank or other nominee that do not have authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining whether there is a quorum.

        Assuming a quorum is present at the Special Meeting, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes cast in such vote (provided that such affirmative vote represents at least a majority of the outstanding shares of Common Stock entitled to vote) is required to approve the Amendment pursuant to the Certificate of Incorporation. Abstentions and broker non-votes will not be considered in determining whether the proposal has received the requisite number of affirmative votes and will have the practical effect of a negative vote on the Amendment.

PROPOSAL: APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED SHARES
OF COMMON STOCK

        The Company's Board of Directors has approved, and is recommending to the stockholders for approval at the Special Meeting, an amendment to Article FOURTH of the Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 to 400,000,000. The Board of Directors has determined that the Amendment is advisable and should be considered at the Special Meeting. The full text of the Amendment is set forth below. The Company is currently authorized to issue 5,000,000 shares of preferred stock, par value $.01 per share, and the Amendment will not affect this authorization.

        The additional shares of Common Stock authorized by the Amendment would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued. At November 19, 2007, 29,405,652 shares of Common Stock were issued and outstanding. The Board of Directors believes it is advisable and in the best interest of the Company to increase the number of shares of Common Stock that the Company is authorized to issue to provide, among other things, an amount of shares of Common Stock sufficient to accomplish the contemplated Common Stock split and to provide the Company with adequate flexibility in the future. As previously announced, the Board of Directors has authorized management to seek stockholder approval to increase the Company's authorized Common Stock for general corporate use, including authorization for up to a four-to-one Common Stock split in the form of a stock dividend. Except for the proposed Common Stock split, the Company has no present intent, commitments, or agreements to issue additional shares of Common Stock, other than with respect to shares of Common Stock which may be issued under the Company's existing equity incentive plans.

        If approved, the first sentence of Article Fourth of the Certificate of Incorporation would be amended and restated in its entirety as follows:

ARTICLE FOURTH

  The total number of shares of stock which the Corporation shall have authority to issue is four hundred and five million (405,000,000) shares, consisting of four hundred million (400,000,000) shares of Common Stock and five million (5,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

        If this Amendment is not approved by the stockholders, the Certificate of Incorporation will continue in effect and the proposed split of the Company's Common Stock will not take place. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT.

        The Board reserves the right, pursuant to and in compliance with any applicable provisions of the General Corporation Law of the State of Delaware, not to proceed with the Amendment at any time prior to the Special Meeting and, notwithstanding the fact that the Amendment is approved, not to proceed with the contemplated Common Stock split following the Special Meeting.

Purposes and Effects of Contemplated Common Stock Split

        One of the purposes of the Amendment is to provide a sufficient number of shares of Common Stock to effect a contemplated Common Stock split. The Board of Directors has approved up to a four-for-one Common Stock split and granted discretionary authority to the Company's Chairman of the Board to determine the final amount for such split, as well as the associated record and payment dates. If effectuated, the Company anticipates that an increase in the number of outstanding shares of Common Stock resulting from a Common Stock split will initially adjust the market price of the Common Stock to a range more attractive to investors, particularly individuals.

        In addition, the Board believes that, notwithstanding the increase necessary to effect the contemplated Common Stock split, it is in its best interest to increase the number of authorized shares of Common Stock in order to have additional shares of Common Stock available for issuance to meet business needs as they arise without the expense or delay of an additional special meeting of stockholders. Such business needs may include equity financings, key acquisitions, future stock dividends or splits, adopting new or modifying current employee benefit plans and other corporate purposes. Any future issuance of Common Stock would remain subject to stockholder approval if required pursuant to Delaware law or the rules of The Nasdaq Global Select Market ("Nasdaq").

        The Common Stock is listed for trading on Nasdaq, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the Amendment is approved and the proposed Common Stock split is effectuated. If the Amendment is adopted and the contemplated Common Stock split is effectuated, each stockholder of record on the record date for the Common Stock split would be entitled to receive such additional shares of Common Stock, either in certificate form or in book entry. Consequently, outstanding certificates representing shares of Common Stock should be retained by each stockholder and should not be returned to the Company or to Computershare, the Company's transfer agent. It will not be necessary to submit outstanding certificates for exchange. Should the proposed Common Stock split be effectuated, appropriate adjustments will also be made to the number of shares available for grants under the Company's employee incentive plans and to all outstanding grants issued under such plans.

Tax Consequences of the Proposed Common Stock Split

        The Company has been advised by counsel that, under existing United States federal income tax laws, the proposed Common Stock split would not give rise to taxable income for owners of Common

Stock. The cost basis for United States federal income tax purposes of each existing share of Common Stock will be allocated ratably among that share and any shares of Common Stock issued with respect to that share pursuant to the Common Stock split. The holding period for each newly issued share of Common Stock will include the holding period of the existing share of Common Stock with respect to which the new shares are issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares of Common Stock pursuant to the proposed stock split. Each holder of Common Stock is urged to consult their own tax advisor regarding the U.S. federal, state, local and foreign tax consequences to them of the proposed stock split.

Effective Date of the Amendment and Issuance of Shares of Common Stock for the Contemplated Common Stock Split

        The Amendment, if adopted by the required vote of stockholders, will become effective upon the Company filing the necessary documents with the Delaware Secretary of State. The Company anticipates making such filing as soon as practical following the Special Meeting if the Amendment is approved. In the event the Company's Chairman of the Board determines to proceed with the proposed Common Stock split, the record date for the determination of the owners of Common Stock entitled to receive the additional shares, either in certificate form or in book entry, and the dates that such shares will be distributed will be announced at a later date. Please do not destroy or send your present Common Stock certificates to the Company. If the Amendment is adopted and the contemplated Common Stock split is effectuated, those certificates will remain valid for the number of shares of Common Stock shown thereon, and should be carefully preserved by you.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information relating to the only entities that, as of October 31, 2007, (other than as set forth under "Security Ownership of Directors and Executive Officers" below) are known to us to be the beneficial owners of more than five percent of the Common Stock:

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent
Entities Affiliated with Jersey Partners Inc.(1) 1111 Route 110 Suite 327-328 Farmingdale, NY 11735	12,642,418	43%

(1)
Includes 12,581,390 shares of Common Stock held directly by Jersey Partners. Also includes 1,316 shares of Common Stock held by Magnetic Management LLC. Magnetic Management LLC is a wholly-owned subsidiary of Jersey Partners. Also includes 59,712 shares of Common Stock held by N-Two LLC, a subsidiary of Jersey Partners.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information, as of October 31, 2007, with respect to the beneficial ownership of our Common Stock by: (i) each director; (ii) each of the named executive officers; and (iii) all executive officers and directors as a group. Each person listed below can be reached at our headquarters located at 100 Wall Street, New York, NY 10005.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner
	Number	Percent
Named Executive Officers and Directors:
Michael Gooch(1)(2)	12,677,737	43.1%
James A. Peers	—	*
Colin Heffron(3)	9,477	*
Ronald Levi (4)	52,508	*
Geoffrey Kalish	3,537	*
John W. Ward	2,516	*
Marisa Cassoni	7,413	*
John R. MacDonald	953	*
All executive officers and directors as a group (11 persons)(5)	12,789,236	43.4

* Less than 1%

(1)
Includes all shares of Common Stock beneficially owned by the entities affiliated with Jersey Partners as described in footnote (2) below. Mr. Gooch controls the voting and disposition of these shares through his ownership of approximately 70% of the outstanding common stock of Jersey Partners. Diane Gooch, Mr. Gooch's wife, and Gooch Investment Trust collectively beneficially own 24,110 shares of Common Stock as to which Mr. Gooch disclaims beneficial ownership.

(2)
Includes 12,581,390 shares of Common Stock held directly by Jersey Partners. Also includes 1,316 shares of Common Stock held by Magnetic Management LLC. Magnetic Management LLC is a

  wholly-owned subsidiary of Jersey Partners. Also includes 59,712 shares of Common Stock held by N-Two LLC, a subsidiary of Jersey Partners.

(3)
Does not include any of the shares of the Company owned by Jersey Partners. Mr. Heffron owns approximately 5% of the outstanding common stock of Jersey Partners.

(4)
Includes 48,685 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of October 31, 2007. In addition, Mr. Levi holds options to purchase 47,368 shares of our issued and outstanding Common Stock currently held by Jersey Partners and reflected in the number of shares beneficially owned by Jersey Partners in the table above. These options are currently exercisable.

(5)
Includes 78,675 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of October 31, 2007.

OTHER MATTERS

        At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Special Meeting. If any other business should properly come before the Special Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares of Common Stock which they represent.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2008 Annual Meeting must do so no later than December 29, 2007. In addition, any proposal to be included in the Company's proxy materials must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the applicable provisions of the Certificate of Incorporation or the Company's Second Amended and Restated Bylaws (as so amended, the "Bylaws"). Such proposals should be delivered personally to, or mailed to and received by the Secretary of the Company at the address below.

        Requirements for Stockholder Proposals to be Brought Before the 2008 Annual Meeting. In accordance with Article II, Section 2.7 of the Bylaws, in order for stockholder nomination or other matter to be properly brought before the 2008 Annual Meeting by a stockholder, such matter must have been specified in a written notice given by a stockholder of record on the record date for such meeting, which conforms to the requirements of Article II, Section 2.7 of the Bylaws and is delivered personally to, or mailed to and received by, the Secretary of the Company at the address below not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting first made. Any such proposal shall also comply with the applicable provisions of the Certificate of Incorporation or Bylaws.

ACCESS TO PROXY MATERIALS AND VOTING

        As previously noted, the Company is making this Proxy Statement and any associated materials available to stockholders via the internet. The Notice that was mailed to each stockholder as of the Record Date contains instructions on how to access this Proxy Statement. Instructions for voting via the internet or by telephone were set forth in the Notice and are also set forth on the proxy card. Stockholders whose shares of Common Stock are registered in their own names may vote via the internet or by telephone, or if proxy materials were mailed to such stockholder, by mailing a completed proxy card. If your shares of Common Stock are registered in the name of a bank or brokerage firm or other nominee, you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares of Common Stock per your instructions. Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time, on January 10, 2008.

REPORTS

        This Proxy Statement and all of the Company's filings with the SEC are also available on the Company's website at http://www.gfigroup.com.

By order of the Board of Directors

Scott Pintoff, Corporate Secretary

GFI Group Inc. 100 Wall Street New York, New York 10005 December 3, 2007

GFI GROUP INC. 100 WALL STREET NEW YORK, NY 10005	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by GFI Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to GFI Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GFIGR1	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  GFI GROUP INC.

The Board of Directors recommend a vote FOR the proposal listed below.

Vote On Proposal		For	Against	Abstain

1.	Amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase	0	0	0
	the authorized Common Stock from 100,000,000 shares to 400,000,000 shares.
For address changes and/or comments, please check this box and write them on the back where indicated.	0
Please indicate if you plan to attend this meeting.	0	0
	Yes	No

Signature [PLEASE SIGN WITHIN BOX] Date	Date	Signature (Joint Owners)	Date

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Proxy—GFI GROUP INC.

100 Wall Street
New York, New York 10005

Proxy Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders to be held on January 11, 2008 at 10:00 a.m. E.S.T.

The undersigned stockholder of GFI Group Inc. (the "Company") hereby appoints Michael Gooch, Scott Pintoff and J. Christopher Giancarlo and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company's headquarters at 100 Wall Street, New York, New York 10005 at 10:00 a.m. Eastern Standard Time on January 11, 2008 and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on November 19, 2007 in accordance with the directions indicated herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL HEREIN AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed on reverse side)

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PROXY STATEMENT
VOTING SECURITIES
PROPOSAL: APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
ARTICLE FOURTH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
OTHER MATTERS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
ACCESS TO PROXY MATERIALS AND VOTING
REPORTS